Exhibit 3.1

CERTIFICATE OF FORMATION

OF

AMEREN MISSOURI SECURITIZATION FUNDING I, LLC

This Certificate of Formation of Ameren Missouri Securitization Funding I, LLC (the “LLC”), dated as of September 23, 2024, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company is Ameren Missouri Securitization Funding I, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Jonathan T. Shade
Name: Jonathan T. Shade
Authorized Person